Exhibit 99.1

Ozop Energy Solutions: PCTI Executes Agreement with SPBES

WARWICK, NY., October 13, 2020 — Ozop Energy Solutions. (OZSC), (“Ozop” or the “Company”), has announced that its fully owned subsidiary Power Conversion Technologies Inc.(PCTI) has executed a Consortium Agreement with Sterling PBES Energy Solutions Ltd. (SPBES).

SPBES (Sterling Plan B Energy Solutions) has entered into a Consortium Agreement with PCTI. This agreement is forged around the needs and requirements of the maritime hybrid and electric boat demand. PCTI’s role is supporting the end client with Battery Chargers ranging in the 1-2-megawatt range. With the recently signed agreement, SPBES is looking to release orders for the first four machines.

Bill Yargeau, Vice President Business Development, commented “PCTI is excited to be a part of this SPBES Consortium. We have been impressed with Brent Perry’s long history and knowledge of electric ferry boats and other maritime electric applications and are excited to be a part of the SPBES consortium. This is a unique alternative energy application and we are happy to be teaming with SPBES on it.”

Catherine Chis, President of PCTI, noted “Becoming a supplier to SPBES for battery chargers for electric ferry boats falls in line with one of our strategies of supporting a reduction in carbon emissions. We are looking forward to continuing as a partner for many years as the market for sustainable technologies grows.”

“A battery is only as good as the components that deliver energy to them, and in PCTI we have found a partner that shares our dedication to quality, service and support. We are looking forward to a strong partnership that will deliver excellent support to our customers globally.” Brent Perry, CEO Sterling PBES Energy Solutions Ltd.

In June, 2019, the principal owners of Shapoorji Pallonji and Sterling Wilson joined the founders of PBES and formed Sterling PBES to serve the global Energy Storage Systems (ESS) market. SPBES has 14 locations around the world. One of the SPBES leaders, Brent Perry, has been personally involved in 90% if the large hybrid and electric ferry projects on the water today. SPBES is doing their part in reducing carbon emissions in the maritime environment. Check SPBES out at https://spbes.com/wp-content/uploads/2019/12/About-SPBES.pdf

SPBES has a large presence in the maritime community for electric solutions and is supported by two very strong partner parent companies, Shapoorji Pallonji and Sterling & Wilson. The relationship between the parent companies goes back to the 1920s, supporting the power and energy sectors, later joining forces in 1973 under the Sterling & Wilson name. In the past few years, Sterling and Wilson has expanded into the energy storage, solar and additional energy sectors.

For more information on PCTI please follow on the link, www.pcti.com.

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About Ozop Energy Solutions.

Ozop Energy Solutions (http://ozopenergy.com/) invents, designs, develops, manufactures, and distributes ultra-high power chargers, inverters, and power supplies for a wide variety of applications in the defense, heavy industrial, aircraft ground support, maritime and other sectors. Our strategy focuses on capturing a significant share of the rapidly growing renewable energy market as a provider of assets and infrastructure needed to store energy.

About Power Conversion Technologies, Inc.

Power Conversion Technologies, Inc. (www.pcti.com) invents, designs, develops, manufactures and distributes standard and custom power electronic solutions. Founded in 1991 and located in East Butler, Pennsylvania, the Company’s mission is to be the global leader for high power electronics with a standard of continued innovation.

Safe Harbor Statement

“This press release contains or may contain, among other things, certain forward-looking statements. Such forward-looking statements involve significant risks and uncertainties. Such statements may include, without limitation, statements with respect to the company’s plans, objectives, projections, expectations and intentions and other statements identified by words such as “projects,” “may,” “will,” “could,” “would,” “should,” “believes,” “expects,” “anticipates,” “estimates,” “intends,” “plans,” “potential” or similar expressions. These statements are based upon the current beliefs and expectations of the company’s management and are subject to significant risks and uncertainties, including those detailed in the company’s filings with the Securities and Exchange Commission. Actual results may differ significantly from those set forth in the forward-looking statements. These forward-looking statements involve certain risks and uncertainties that are subject to change based on various factors (many of which are beyond the company’s control). The company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by applicable law.”

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